AMERIPRIME FUNDS

             Amendment No. 24 to Agreement and Declaration of Trust



     Pursuant to Sections 4.1 and 7.3 of the Agreement and Declaration of Trust of AmeriPrime Funds and effective upon the execution of this document, the undersigned, being a majority of the trustees of AmeriPrime Funds, hereby :

(i) abolish the series designated as "Westcott Large-Cap Growth Fund" which was previously added as a series of the Trust upon the execution of Amendment No. 6 as Florida Street Growth Fund, its name being changed upon the execution of Amendment No. 23; and

(ii) establish three new series of shares of the Trust and designate such series as the "Westcott Large-Cap Growth Fund," the "IMS Strategic Allocation Fund" and the "IMS Strategic Income Fund;" and

(iii) change the name of the "Marathon Value Fund" to the "Marathon Value Portfolio;" and

(iv) abolish the following series:

     AIT Vision US Equity Portfolios Carl Domino Equity Income Fund Fountainhead Special Value Fund Newcap Contrarian Fund Florida Street Bond Fund Martin Capital Texas Opportunity Funds Martin Capital Austin Opportunity Funds Cornerstone MVP Fund Carl Domino Growth Fund Carl Domino Global Equity Income Fund Shepherd Value Market Neutral Fund Shepherd Value Growth Fund Leader Converted Mutual Bank Fund Shepherd Values International Fund Shepherd Values VIP Equity Fund Shepherd Value Fixed Income Fund Shepherd Values Small-Cap Fund Fountainhead Kaleidoscope Fund Ariston Internet Convertible Fund Westcott Technology Fund

(v) The relative rights and preferences of the Series shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of AmeriPrime Funds.

     This document shall have the status of an Amendment to said agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                        __/s/___________________________________
                                                     Kenneth D. Trumpfheller



                                        ________________________________________
                                                     Mark W. Muller



                                      ____/s/___________________________________
                                                     Gary E. Hippenstiel



                                      ______/s/_________________________________
                                                     Richard J. Wright


DATED as of September 30, 2002